UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 12, 2025

CLEARSIGN TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-35521	26-2056298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8023 E. 63rd Place, Suite 101

Tulsa, Oklahoma 74133

(Address of Principal Executive Offices) (Zip Code)

(918) 236-6461

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CLIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 17, 2025, ClearSign Technologies Corporation (the “Company”) entered into an At The Market Offering Agreement (the “ATM Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”). In accordance with the terms of the ATM Agreement, the Company may offer and sell from time to time through Wainwright, acting as sales agent, shares of its common stock having an aggregate offering price of up to $10,390,000 (the “Placement Shares”). The Placement Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on July 17, 2025 (the “Registration Statement”) and the prospectus relating to the offer and sale of the Placement Shares that forms a part of the Registration Statement, following such time as the Registration Statement is declared effective by the SEC.

Because there is no minimum offering amount required pursuant to the ATM Agreement, the total number of Placement Shares to be sold under the ATM Agreement, if any, and proceeds to the Company, if any, are not determinable at this time. The Company expects that any proceeds received from the offering of the Placement Shares pursuant to the ATM Agreement will be used for working capital, research and development, marketing and sales and general corporate purposes.

Under the terms and subject to the conditions of the ATM Agreement, the Company will set the parameters for the sale of Placement Shares, including the number or dollar amount of Placement Shares to be issued, the time period during which sales are requested to be made, any limitation on the number or dollar amount of Placement Shares that may be sold in any one Trading Day (as defined in the ATM Agreement) and any minimum price below which sales may not be made. Sales of Placement Shares, if any, will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended.

The Company will pay Wainwright a cash commission of up to 3.0% of the aggregate gross proceeds from the sale of Placement Shares sold pursuant to the ATM Agreement. The Company will also reimburse Wainwright for certain specified expenses in connection with entering into the ATM Agreement.

The offering of the Placement Shares pursuant to the ATM Agreement will terminate on such date that the ATM Agreement is terminated by the Company or Wainwright in accordance with the terms therein. The Company may terminate the ATM Agreement at any time upon five (5) Business Days’ (as defined in the ATM Agreement) prior notice, and Wainwright may terminate the ATM Agreement at any time.

The ATM Agreement also contains representations, warranties and covenants that are customary for transactions of this type. The representations, warranties and covenants contained in the ATM Agreement are made only for purposes of such agreement and as of the specific date, is solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Registration Statement for the Placement Shares has been filed with the SEC but has not yet become effective. The Placement Shares being registered may not be sold, and offers to buy may not be accepted, prior to the time the Registration Statement becomes effective. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any security nor any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description of the ATM Agreement is qualified in its entirety by reference to the full text of the ATM Agreement, a copy of which was filed as Exhibit 1.2 to the Registration Statement and is incorporated by reference.

Item 8.01. Other Events.

Effective as of July 12, 2025, the Company terminated its At-the-Market Sales Agreement (the “Virtu ATM Agreement”), dated as of December 23, 2020, that the Company entered into with Virtu Americas LLC (“Virtu”). Pursuant to the Virtu ATM Agreement, the Company could offer and sell, from time to time, through or to Virtu, shares of its common stock having an aggregate offering price of up to $8,700,000. A copy of the Virtu ATM Agreement was filed as Exhibit 1.1 to the Company’s Form 8-K filed with the SEC on December 23, 2020.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	At The Market Offering Agreement by and between ClaerSign Technologies Corporation and H.C. Wainwright & Co., LLC, dated July 17, 2025 (incorporated by reference to Exhibit 1.2 to the Company’s Form S-3 filed with the Securities and Exchange Commission on July 17, 2025).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2025

CLEARSIGN TECHNOLOGIES CORPORATION

By:	/s/ Colin James Deller
Name:	Colin James Deller
Title:	Chief Executive Officer